EXHIBIT 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of August 5, 2021 by and among Sunshine Software Holdings, Inc., a Delaware Corporation (“Parent”), Sunshine Software Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the individuals and trusts listed as a stockholder of Cornerstone OnDemand, Inc., a Delaware corporation (the “Company”), each of the on the signature page hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company, Merger Sub and Parent are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), which provides, among other things, for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. Capitalized terms used herein that are not defined shall have the meanings set forth in the Merger Agreement.

B. Each Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act)) of the number of Securities set forth on Exhibit A hereto in respect of such Stockholder (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company). “Securities” shall mean (i) all equity securities and equity interests of the Company (including Company Common Stock and any equity securities convertible into or exercisable or exchangeable for Company Common Stock) owned (beneficially or of record) by such Stockholder as of the date hereof and (ii) all additional equity securities and equity interests of the Company (including Company Common Stock and any equity securities convertible into or exercisable or exchangeable for Company Common Stock) of which such Stockholder acquires beneficial or record ownership during the period from the date of this Agreement through the Expiration Date (as defined below) (including by way of bonus issue, share dividend or distribution, sub-division, recapitalization, consolidation, exchange of shares and the like).

C. As an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, each Stockholder has agreed to enter into, be legally bound by and perform this Agreement.

AGREEMENTS

In consideration of the recitals and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Covenants of the Stockholder. Each Stockholder agrees, at all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, as follows:

(a) No Stockholder shall, directly or indirectly Transfer any Securities or any rights to acquire any equity securities or equity interests in the Company, or enter into any Contract (including any option, put, call or similar arrangement) relating thereto, except with Parent’s prior written consent and in Parent’s sole discretion. For purposes of this Agreement, “Transfer” shall mean to, directly or indirectly, (i) sell, transfer, pledge, assign, exchange, tender or otherwise encumber or dispose of, or enter into any Contract, option, put, or other arrangement (including any profit sharing arrangement) or understanding with respect to, any of the Securities to any person other than Parent or Parent’s designee, (ii) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (iii) take any other action that would in any way make any representation or warranty of any Stockholder herein untrue or incorrect in any material respect. Notwithstanding the foregoing, any Stockholder may (A) make Transfers or dispositions of the Securities to any trust for the direct or indirect benefit of such Stockholder or the immediate family of such Stockholder, (B) make Transfers or dispositions of the Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Stockholder, (C) make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (D) make Transfers or dispositions not involving a change in beneficial ownership, (E) if such Stockholder is a trust, make Transfers or dispositions to any beneficiary of such Stockholder or the estate of any such beneficiary, (F) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase Securities, (G) Transfer Securities to the Company to cover tax withholding obligations of such Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement, (H) sell Securities pursuant to the Company’s 10b5-1 Plan up to that number of Securities as permitted to be sold under such 10b5-1 Plan, and (I) Transfer up to twenty-five thousand shares (25,000) shares of Company Common Stock (in aggregate among all of the Stockholders) to any transferee, and (J) Transfer shares to a Stockholder; provided that, with respect to clauses (A) through (E) above, (1) with respect to any voluntary Transfer, the transferee (which term, as used herein this Agreement, shall include any and all transferees and subsequent transferees of the initial transferee) agrees in writing to be bound by the restrictions, limitations, liabilities and rights under this Agreement (the “Agreement Terms”) prior to such transfer and either such Stockholder or the transferee provides Parent with a copy of such agreement promptly upon consummation of any such Transfer or (2) with respect to any involuntary Transfer, the transferee shall take and hold such Securities subject to all of the Agreement Terms, which shall continue in full force and effect until valid termination of this Agreement in accordance with its terms.

(e) At any meeting of the Company Stockholders called to vote upon the Merger and the Merger Agreement or at any adjournment, postponement or recess thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Merger and the Merger Agreement, each Stockholder shall vote (or cause to be voted) all of the Securities other than any Securities Transferred in accordance with the third sentence of Section 1(a): (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and the Transactions; (ii) against any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, an Acquisition Proposal and (iii) against any action, proposal, transaction or agreement which would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the Transactions.

(f) Each Stockholder shall use commercially reasonable efforts to (i) take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill such Stockholder’s obligations under this agreement, including, without limitation, attending, if applicable, the Company Stockholder Meeting or any adjournment, postponement or recess thereof (or executing valid and effective proxies to any other attending participant of a Company Stockholder Meeting in lieu of attending such Company Stockholder Meeting or any adjournment, postponement or recess thereof) and (ii) not take any action that would restrict, limit or interfere with any Stockholder’s performance of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

(g) No Stockholder shall exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any Securities that may arise with respect to the Merger.

(h) Each Stockholder authorizes and hereby agrees to permit Parent, Merger Sub and the Company to: (i) publish and disclose in any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger or the Transactions such Stockholder’s identity, and the nature of such Stockholder’s obligations under this Agreement; and (ii) file this Agreement as an exhibit to any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger or the Transactions.

2. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a) Solely in the event of a failure by any Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 1, no later than the third business day prior to any meeting at which the stockholders of the Company will consider and vote on any of the matters described in Section 1, such Stockholder hereby irrevocably (i) grants to Parent and any designee of Parent, alone or together, such Stockholder’s proxy, and (ii) appoints Parent and any designee of Parent as such Stockholder’s proxy, attorney-in-fact and agent (with full power of substitution and resubstitution), alone or together, in each case, for and in the name, place and stead of such Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in accordance with Section 1 above at any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in favor of the approval of the Merger and the adoption of the Merger Agreement.

(b) EACH STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. Each Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms.

3. Representations and Warranties of Each Stockholder. Each Stockholder jointly and severally hereby represents and warrants to Parent and Merger Sub, on behalf of itself and each other Stockholder, as follows:

(a) The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The failure of the spouse, if any, of the Stockholder to be a party or signatory to this Agreement shall not (x) prevent the Stockholder from performing the Stockholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of the Stockholder in accordance with its terms.

(b) The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Company Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder has valid title to the Securities, free and clear of any Encumbrances (including voting trusts and voting commitments), except as would not limit the Stockholder’s ability to vote (or cause to be voted) the Securities in the manner provided herein and except as provided by this Agreement. As of the date of this Agreement, the Stockholder (i) is the record and/or beneficial owner of the Securities set forth on Exhibit A hereto and (ii) does not own of record or beneficially any Securities, other than the Securities set forth on Exhibit A hereto. The Stockholder has full power to vote (or cause to be voted) the Securities as provided herein. Neither the Stockholder nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities.

(c) (i) No filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of the Stockholder for the execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the Stockholder’s obligations under this Agreement and (ii) neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of the Stockholder’s obligations under this Agreement nor compliance by the Stockholder with any of the provisions hereof shall (x) result in the creation of an Encumbrance on any of the Securities or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Securities, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of the Stockholder to perform its obligations hereunder.

(d) As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder’s and/or any of its Affiliates before or by any Governmental Body that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby in a timely manner.

(e) The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

4. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, benefits, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

5. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time, (b) the date on which the Merger Agreement is terminated in accordance with its terms, (c) the entry without the prior written consent of any Stockholder into any amendment or modification to the Merger Agreement or any waiver of any of Parent’s obligations under the Merger Agreement, in each case, that results in (i) a decrease in the Merger Consideration or (ii) a change in the form of Merger Consideration, or (d) the mutual written agreement of the parties to terminate this Agreement (the “Expiration Date”). In the event of termination of this Agreement pursuant to this Section 5, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, (A) the definitions in this Agreement, Section 5 and Section 8 shall each survive the termination of this Agreement and shall remain in full force and effect and (B) nothing set forth in this Section 5 or elsewhere in this Agreement shall relieve any Stockholder from any liability, or otherwise limit the liability, of any Stockholder for any Willful Breach by any Stockholder prior to such termination. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.

6. Stockholder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record and/or beneficial owner of the Company Common Stock and not in such Stockholder’s capacity as a director, officer or employee of the Company (as applicable) or in such Stockholder’s capacity as a trustee or fiduciary of any Employee Plans and (b) nothing in this Agreement is intended to limit or restrict any Stockholder from taking any action or inaction or voting in such Stockholder’s sole discretion on any matter in his or her capacity as a director of the Company or in such Stockholder’s capacity as a trustee or fiduciary of any Employee Plans (if applicable), including, for the avoidance of doubt, taking any action permitted by Sections 4.3 and 5.1 of the Merger Agreement, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement. Neither Parent nor Merger Sub shall assert any claim that any action taken by such Stockholder in his capacity as a director of the Company violates any provision of this Agreement.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Stockholders, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct each Stockholder in the voting of any of the Securities, except as otherwise provided herein.

8. General Provisions.

(a) Except as otherwise set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in a writing that refers to this Agreement and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand, (iii) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (iv) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):

If to Parent or Merger Sub:

c/o Clearlake Capital Group, L.P.

Attention: Behdad Eghbali, Founder and Managing Partner

Attention: Fred Ebrahemi, Chief Operating Officer and General Counsel

233 Wilshire Boulevard, Suite 800

Santa Monica, CA 90401

Fax: (310) 400-8801

Email: behdad@clearlake.com

Email: febrahemi@clearlake.com

With a required copy to (which shall not constitute notice):

Sidley Austin LLP

Attn: Mehdi Khodadad; Scott Williams

1999 Avenue of the Stars

17th Floor

Los Angeles, CA 90067

Email: mkhodadad@sidley.com; swilliams@sidley.com

If to any Stockholder:

At the address and email address set forth set forth in Exhibit A hereto;

(d) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(f) This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(g) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(h) (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 8(h) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8(c). The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) If any provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable by any rule of law or public policy, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

(j) Each of the parties acknowledges that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law or damages, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available in order to enforce the terms hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUNSHINE SOFTWARE HOLDINGS, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

SUNSHINE SOFTWARE MERGER SUB, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

By:	/s/ Adam L. Miller
Name: Adam L. Miller

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

The Goldman Sachs Trust Company of Delaware, as Trustee of the Miller Family Irrevocable Trust dated as of July 1, 2010

By:	/s/ Kelly Johnson
Name: Kelly Johnson
Title: Vice President

STOCKHOLDER

The Goldman Sachs Trust Company of Delaware, as Trustee of the Miller 2018 Family GRAT dated as of December 21, 2018

By:	/s/ Kelly Johnson
Name: Kelly Johnson
Title: Vice President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

The Goldman Sachs Trust Company of Delaware, as Trustee of the Miller 2020 Family GRAT dated as of June 10, 2020

By:	/s/ Kelly Johnson
Name: Kelly Johnson
Title: Vice President

STOCKHOLDER

The Goldman Sachs Trust Company of Delaware, as Trustee of The MST Trust dated as of December 17, 2012

By:	/s/ Kelly Johnson
Name: Kelly Johnson
Title: Vice President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

One Planet Research Foundation

By:	/s/ Brian Culot
Name: Brian Culot
Title: Special Trustee

STOCKHOLDER

1P Foundation

By:	/s/ Brian Culot
Name: Brian Culot
Title: Special Trustee

[Signature Page to Voting Agreement]